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Exhibit 10.198

AMENDMENT TO MANAGEMENT AGREEMENT

        This Amendment ("Amendment") to Management Agreement, effective as of February 1, 2004 (this "Amendment") to that certain Management Agreement made and entered into as of January 1, 2003 (the "Agreement") is entered into by and between Pinnacle Health Resources ("Manager") and StarCare Medical Group, Inc. dba Gateway Medical Group, Inc. ("IPA") (collectively as the "Parties").

RECITALS

  A.
  Pursuant to the Agreement, Manager manages IPA.

  B.
  The parties desire to amend the Agreement in order to provide Manager the ability to advance money to IPA from time to time and IPA the obligation to repay any such advance.

        Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AMENDMENT

        1.    Article II—Compensation.    Article II of the Management Agreement, entitled Compensation, shall be amended by adding the following at the end of such article:

  "Should the funds in IPA's accounts not be sufficient at any time during the term of this Agreement to make disbursements and to meet the IPA's financial obligations for the cost of providing services under the Payor Contracts, Manager shall have the right (but not the obligation) to loan to IPA funds in an amount sufficient to allow IPA to meet its financial obligations. Such loan shall bear interest at a rate that is at or above fair market value and shall have such other terms as the parties may agree from time to time. Manager shall not lend any funds to IPA for such purposes without the prior approval of IPA's Board of Directors or the officer(s) of IPA delegated such power of approval by IPA's Board of Directors.

        2.    Further Assurances.    Each Party hereto agrees to execute such other documents and take such other actions as may be reasonably necessary or desirable to confirm or effectuate the agreements contemplated in this Amendment.

        3.    Continuing Agreement.    Except as modified by this Amendment, the Agreement shall continue in full force and effect. In the event of any conflict between any provision of this Amendment and any provision of the Agreement, the provision of this Amendment shall control.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment to Management Agreement as of the date first written above.

"IPA"	"Manager"
STARCARE MEDICAL GROUP, INC. DBA GATEWAY MEDICAL GROUP, INC., a California professional medical corporation	PINNACLE HEALTH RESOURCES, a California corporation

/s/ JACOB Y. TERNER, M.D. Jacob Y. Terner, M.D. President and CEO	/s/ R. STEWART KAHN R. Stewart Kahn Executive Vice President

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  Exhibit 10.198